Exhibit 3.17

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

CROWN BOLT, LLC

Crown Bolt, LLC, a limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST:  The name of the company is Crown Bolt, LLC.

SECOND:  The certificate of formation of the limited liability company is hereby amended by amending Article 1 to read as follows:

1.        The name of the limited liability company is HD Supply Distribution Services, LLC.

IN WITNESS WHEREOF, Crown Bolt, LLC has caused this Certificate of Amendment to be signed and attested by its duly authorized representative, this 24th day of October, 2006.

The Home Depot Supply, Inc., as Manager

By:	/s/ David Bearman
David Bearman, Assistant Treasurer

CERTIFICATE OF AMENDMENT

to the

CERTIFICATE OF FORMATION

of

IRONMAN ACQUISITION SUB, LLC

1.

The name of the limited liability company is Ironman Acquisition Sub, LLC (the “Company”).

2.

The Company’s Certificate of Formation shall be amended to change the name of the Company to Crown Bolt, LLC and Article 1 shall be deleted in its entirety and the following substituted in lieu thereof:

“The name of the limited liability company is Crown Bolt, LLC”

[Signatures follow on next page]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed by its duly authorized officer this 30th day of June, 2005.

IRONMAN ACQUISITION SUB, LLC

By:	/s/ Briley Brisendine
Name: Briley Brisendine
Its: Assistant Secretary

CERTIFICATE OF FORMATION

OF

IRONMAN ACQUISITION SUB, LLC

This Certificate of Formation of Ironman Acquisition Sub, LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

1.        The name of the Company is Ironman Acquisition Sub, LLC.

2.        The address of the registered office of the Company in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County.

3.        The Company’s registered agent at that address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has caused this Certificate of Formation to be duly executed as of this 17th day of May, 2005.

By:	/s/ Scott L. Allen
Scott L. Allen, an authorized person